EXHIBIT 21

Subsidiaries of Simclar, Inc.

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                                                               PERCENTAGE
                                    JURISDICTION OF             OWNED BY
          SUBSIDIARIES               INCORPORATION             REGISTRANT
          ------------               -------------             ----------

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       Simclar (Mexico) Inc.            Illinois                   100%

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     Techdyne (Europe) Limited          Scotland                   100%

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  Simclar de Mexico, S.A. de C.V.        Mexico           100% owned by Simclar
                                                               (Mexico) Inc.
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